UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2025

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, NexPoint Diversified Real Estate Trust (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan (the “A&R 2023 LTIP”). The purpose of the A&R 2023 LTIP is to attract, retain, incentivize and reward eligible participants.

For additional information regarding the A&R 2023 LTIP, see “Proposal 4-Approval of the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan” in the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement/Prospectus”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R 2023 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2025, the Company held its Annual Meeting. The below matters were submitted for approval by the Company’s shareholders, as more fully described in the Proxy Statement/Prospectus. The number of the Company’s common shares (“Common Shares”) entitled to vote at the Annual Meeting was 44,517,013.24, and the number of the Company’s 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share (“Series A Preferred Shares”), entitled to vote at the Annual Meeting was 3,359,593, representing the number of shares outstanding as of March 31, 2025, the record date for the Annual Meeting.

The results of each matter voted on were as follows:

1.	Election of trustees. The following trustees were elected for terms expiring at the 2026 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
James Dondero	17,097,043	12,936,437	10,300,293
Brian Mitts	27,493,839	2,539,641	10,300,293
Edward Constantino	27,395,343	2,638,137	10,300,293
Scott Kavanaugh	26,900,524	3,132,956	10,300,293
Arthur Laffer	27,606,984	2,426,496	10,300,293
Carol Swain	27,385,006	2,648,474	10,300,293
Catherine Wood	22,041,826	7,991,654	10,300,293

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,611,518	2,841,378	580,583	10,300,293

3.
Approval of the conversion of the Company from a Delaware statutory trust to a Maryland corporation named NexPoint Diversified Real Estate Trust, Inc., and the approval of the adoption of a plan of conversion, articles of incorporation and bylaws of the Company associated with such conversion. The conversion and adoption of a plan of conversion, articles of incorporation and bylaws associated with such conversion was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,463,257	2,236,137	334,085	10,300,293

4.	Approval of the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan. The A&R 2023 LTIP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,818,759	2,827,503	387,217	10,300,293

5.
Approval of the issuance of common shares to the Company’s adviser as payment of fees under the advisory agreement which may exceed five percent of the common equity or the voting power of the Company prior to such issuance. The issuance of common shares to the adviser as payment of fees under the advisory agreement which may exceed five percent of the common equity or the voting power of the Company prior to such issuance was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,894,117	2,806,512	332,850	10,300,293

6.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. The appointment was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,192,686	1,689,456	451,631	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  June 10, 2025

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